Exhibit 99.1
 Windstream 2019Financial PlanPresented with KEIP/KERP Filing

 Cautionary Statement Regarding Forward-Looking Statements  Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for this presentation. This presentation contains various forward-looking statements which represent our expectations or beliefs concerning future events, including, without limitation, our future performance, our ability to comply with the covenant in the agreements governing our indebtedness and the availability of capital and terms thereof. Statements expressing expectations and projections with respect to future matters are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution that these forward-looking statements involve a number of risks and uncertainties and are subject to many variables which could impact our future performance. These statements are made on the basis of management's views, estimates, projections, beliefs, and assumptions, as of the time the statements are made, regarding future events and results. There can be no assurance, however, that management's expectations will necessarily come to pass. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.A wide range of factors could cause actual results to differ materially from those contemplated in our forward-looking statements, including, but not limited to:risks and uncertainties relating to the Chapter 11 Cases;our ability to pursue our business strategies and generate sufficient cash to finance our operations during the pendency of the Chapter 11 Cases;our ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases from time to time;our ability to propose and implement a business plan;the diversion of management's attention as a result of the Chapter 11 Cases;increased levels of employee attrition as a result of the Chapter 11 Cases;our ability to continue as a going concern;volatility of our financial results as a result of the Chapter 11 Cases;the conditions to which our debtor-in-possession financing is subject to and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of our control;our ability to obtain confirmation of a Chapter 11 plan of reorganization;the uncertainty as to whether the effective date of the plan of reorganization will occur;the impact of a protracted restructuring on our business;the impact of any challenge by creditors or other parties to previously completed transactions;risks associated with third-party motions in the Chapter 11 Cases;the potential adverse effects of the Chapter 11 Cases on our liquidity or results of operations and increased legal and other professional costs necessary to execute our reorganization;risks related to the trading of our common stock on the OTC Pink Sheets market maintained by the OTC Market Group, Inc.;the risk that the Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code;our substantial debt could adversely affect our cash flow and impair our ability to raise additional capital on favorable terms;the cost savings and expected synergies from the mergers with EarthLink and Broadview may not be fully realized or may take longer to realize than expected;the integration of Windstream and EarthLink and Broadview may not be successful, may cause disruption in relationships with customers, vendors and suppliers and may divert attention of management and key personnel;

 Cautionary Statement Regarding Forward-Looking Statements (Cont.)  the potential for incumbent carriers to impose monetary penalties for failure to meet specific volume and term commitments under their special access pricing and tariff plans, which Windstream uses to lease last-mile connections to serve its retail business data service customers, without FCC action;the impact of the FCC’s comprehensive business data services reforms that were confirmed by an appellate court, which may result in greater capital investments and customer and revenue churn because of possible price increases by our ILEC suppliers for certain services we use to serve customer locations where we do not have facilities;the impact of new, emerging or competing technologies and our ability to utilize these technologies to provide services to our customers;unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;for certain operations where we utilize facilities owned by other carriers, adverse effects on the availability, quality of service, price of facilities and services provided by other carriers on which our services depend;our election to accept statewide offers under the FCC’s Connect America Fund, Phase II, and the impact of such election on our future receipt of federal universal service funds and capital expenditures, and any return of support received pursuant to the program or future versions of the program implemented by the FCC;our ability to make rent payments under the master lease to Uniti, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations or overall financial position;adverse changes in economic conditions in the markets served by us;the extent, timing and overall effects of competition in the communications business;unfavorable rulings by state public service commissions in current and further proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions;unfavorable results of litigation or intellectual property infringement claims asserted against us;the risks associated with noncompliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end-user revenue and government subsidies, or noncompliance by us, our partners, or our subcontractors with any terms of our government contracts;the effects of federal and state legislation, and rules and regulations, and changes thereto, governing the communications industry;loss of consumer households served;the impact of equipment failure, natural disasters or terrorist acts;the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; andother risks and uncertainties referenced from time to time in our Annual Report on Form 10-K for the year ended December 31, 2018, including those additional factors under “Risk Factors” in Item 1A of Part I, and in other filings of ours with the SEC at www.sec.gov or not currently known to us or that we do not currently deem to be material.  In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

2019 Financial Highlights (Projected)

$1.76 Billion in adjusted OIBDAR

2019 adjusted OIBDAR to decline (4.6%), an improvement over prior year Proforma trends

Consolidated Adjusted OIBDAR margin of **34.2%**

Up 90 bps YoY

Cash Expenses are declining (8.4%) YoY

Consumer broadband **growth of 30,000 subscribers**

More than doubled 2018 broadband performance

Doubled availability of 100MB Kinetic Internet service reaching more than 30% ILEC Households

Kinetic Consumer & SMB **Contribution Margin** trends **Improve** YoY

30bps Margin improvement primarily resulting from improved Consumer Revenue trends (220bps YoY)

Expanding Kinetic 1GB Fiber Internet Service to 100,000 business locations in 2019

Continued acceleration in **SD-WAN** and **Strategic Sales**

Largest SD-WAN Provider in country today

Enterprise Strategic Revenues are expected to increase by ~30% YoY in 2019 driven by increased adoption of new products, such as SD-WAN and OfficeSuite

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Windstream Financial Plan

(Dollars in Millions. Broadband Net Adds in Thousands)

	Fiscal Year Ending 12/31,			Y/Y Change (%)	
	2017	2018	2019	18 vs. 17	19 vs. 18
Enterprise	$ 3,098	$ 2,838	$ 2,573	(8.4%)	(9.3%)
Fiber Wholesale	150	160	165	6.4%	2.9%
CLEC Wholesale	224	190	161	(15.1%)	(15.3%)
Kinetic Consumer	1,223	1,177	1,158	(3.8%)	(1.6%)
Kinetic Small Business	360	336	313	(6.8%)	(6.8%)
Kinetic Wholesale	242	230	203	(5.3%)	(11.5%)
Switched Access & USF	379	339	306	(10.5%)	(9.8%)
End-User Surcharge (Margin-Neutral) & Other	201	198	199	(1.9%)	0.9%
Total Service Revenue	5,878	5,467	5,078	(7.0%)	(7.1%)
Total Product Revenue	94	75	66	(19.5%)	(12.5%)
Total Revenue	5,972	$ 5,542	5,144	(7.2%)	(7.2%)
Interconnect	1,546	1,392	1,180	10.0%	15.2%
Other Cash Expenses	2,483	2,305	2,204	7.2%	4.4%
Adjusted OIBDAR	$ 1,943	$ 1,846	$ 1,760	(5.0%)	(4.6%)
Margin %	*32.5%*	*33.3%*	*34.2%*		
BU Contribution Margin Summary:					
Enterprise CM	$ 596	$ 562	$ 571	(5.7%)	1.7%
Enterprise CM%	*18.1%*	*18.6%*	*20.8%*		
Wholesale CM	$ 297	$ 274	$ 246	(7.8%)	(10.3%)
Wholesale CM%	*70.5%*	*71.1%*	*70.2%*		
Kinetic CM	$ 1,324	$ 1,256	$ 1,180	(5.1%)	(6.0%)
Kinetic CM%	58.6%	58.7%	57.6%		
Corporate Expenses	$ (273)	$ (245)	$ (237)	10.1%	3.4%
Adjusted OIBDAR	$ 1,943	$ 1,846	$ 1,760	(5.0%)	(4.6%)
Kinetic Retail CM (excl. Kinetic Wholesale)	$ 1,092	$ 1,037	$ 987	(5.1%)	(4.7%)
Kinetic Retail CM%	54.2%	54.2%	53.5%		
BU Statistic Summary:					
Broadband Net Adds	(44)	14	30	---	114.3%
Enterprise Strategic Revenue	$ 140	$ 204	$ 263	45.7%	28.9%

2019 Financial Plan Metrics

- 2019 Adj. OIBDAR of $1,760M is a decline of (4.6%) YoY, a slight improvement versus prior year declines, as continued reductions within Interconnect and Other Cash Expenses offset revenue pressures, primarily within Enterprise and CLEC Wholesale
- Enterprise Contribution Margin increases 1.7% YoY in 2019 primarily due to cost reduction efforts within Interconnect Expenses
- Wholesale Contribution Margin declines (10.3%) YoY primarily due to continued pressure in legacy CLEC Wholesale Revenue, partially offset by growing Fiber Wholesale Revenue
- Kinetic Contribution Margin trends are slightly worse in 2019 primarily due to accelerated declines within Kinetic Wholesale
- Corporate Expenses continue to decline YoY in 2019

2019 Financial Key Statistic Metrics

- Enterprise Strategic Revenues are projected to increase ~30% YoY in 2019
- Net Broadband Adds improve to 30K in 2019, which is more than double 2018 performance

Notes to Financial Statements:

- *Operating results are shown Proforma for the acquisition of EarthLink and Broadview, which closed in February 2017 and July 2017, respectively*
- *Financial statements reflect segmentation updates completed in 1Q19 to 1) shift certain SMB customers with only ILEC locations, previously within the Enterprise business unit, to the Kinetic SMB revenue category to be in alignment with our Kinetic SMB strategy, 2) segment the Wholesale revenues into three distinct categories – Fiber Wholesale, CLEC Wholesale, and Kinetic Wholesale, 3) shift Federal Government and Resale revenues from Wholesale into Enterprise and 4) shift in reporting of certain corporate expenses, primarily property taxes, to costs within the reported business units*
- *Financial Statements reflect certain proforma adjustments for expenses previously adjusted from OIBDAR. Network optimization costs and other costs incurred in outsourcing certain support functions are now shown as deductions from OIBDAR in all periods shown for ease of comparability of results. (see following page for additional details)*

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Windstream Financial Plan: Reconciliation to 4Q18 Investor Supplement(Dollars in Millions)  6  Proforma Adjustments were made to conform overall contribution margin views for impact of acquired companies, as well as go forward view of operating expenses. These adjustments did change the historical view of Consolidated Adj. OIBDAR, and include the following: Broadview Proforma: 2017 adjusted to reflect Broadview results as if the acquisition was completed on 1/1/2017Other Adjustments: Includes certain proforma adjustments for expenses previously adjusted from OIBDAR.  Network optimization costs and other costs incurred in outsourcing certain support functions are now shown as deductions from OIBDAR in all periods shown for ease of comparability of results Segmentation updates were made to align results with recent organizational and operational changes for improved alignment with our strategic initiatives. These adjustments did not change the historical view of Consolidated Adj. OIBDAR, but instead reflect shifts between the business units   Summary of Adjustments:  (1) As presented in the External Investor Supplement view included in the 4Q18 and full year results Earning materials on 3/15/2019. Adjusted results of operations reflect the sale of the CLEC Consumer business on 12/31/2018.